EX-99.23.i.2

THOMPSON HINE

BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK WASHINGTON, D.C.

September  11, 2003

Blue Chip Investor Fund

480 North Magnolia Ave., Suite 103

El Cajon, CA  92020

Re:  Blue Chip Investor Fund, File Nos. 333-73104 and 811-10571

Gentlemen:

A legal opinion dated December 21, 2001 (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 1 (the "Amendment") to the Blue Chip Investor Fund Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/S/ THOMPSON HINE LLP

                                                                       THOMPSON HINE LLP